EXHIBIT 99.1

Schweitzer-Mauduit International, Inc.

Unaudited Pro Forma Consolidated Financial Statements

Introduction to Unaudited Pro Forma Consolidated Financial Statements

On December 21, 2007, 2 of the Company’s French subsidiaries entered into an agreement to purchase the 28 percent minority interest in LTR Industries S.A., or LTRI, the Company’s reconstituted tobacco leaf business in France, owned by Société Nationale d’Exploitation Industrielle des Tabacs et Allumettes, S.A., a subsidiary of Altadis, S.A. The transaction was completed on January 30, 2008. Through its subsidiaries, the Company now owns 100 percent of the outstanding shares of LTRI. The purchase price of 35 million euros (approximately $50 million) was funded through the Company’s existing credit facility.

LTRI’s operating results have been included in the Company’s consolidated financial reports since its inception, with the 28 percent minority interest reflected as Minority Interest throughout the Company’s historical financial statements.

The unaudited pro forma consolidated financial statements presented on the following pages are as follows:

•                  The unaudited pro forma consolidated statement of income (loss) for the year ended December 31, 2006.

•                  The unaudited pro forma consolidated balance sheet as of December 31, 2006.

•                  The unaudited pro forma consolidated statement of income for the nine month period ended September 30, 2007.

•                  The unaudited pro forma consolidated balance sheet as of September 30, 2007.

•                  Notes to unaudited pro forma consolidated financial statements.

Because these unaudited pro forma consolidated financial statements have been prepared based on assumptions regarding estimated fair values attributable to the acquired assets and liabilities as of an assumed date of January 1, 2006, the actual amounts that will be recorded for the acquisition may differ materially from the estimates presented in these unaudited pro forma consolidated financial statements. For purposes of these pro forma consolidated financial statements, the amount of the purchase price in excess of the net book value of the minority interest in the net assets of LTRI as of January 1, 2006 has been allocated to assets acquired and liabilities assumed as of that date based on management’s estimates of fair value. The Company has retained a third party valuation services firm to assist in the actual valuation of tangible and identifiable intangible assets acquired and liabilities assumed, however the appraisal report was not available for consideration in preparing these pro forma consolidated financial statements. As a result, all fair value estimates reflected herein are subject to change.

These unaudited pro forma consolidated financial statements are being presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have been achieved if the acquisition had occurred at the beginning of the earliest period presented, nor are they indicative of future operating results or financial position. These unaudited pro forma consolidated financial statements should be read in conjunction with the accompanying notes thereto, and in conjunction with the historical consolidated financial statements and accompanying notes included in the Company’s previous SEC filings.

Schweitzer-Mauduit International, Inc.

Unaudited Pro Forma Consolidated Statement of Income (Loss)

For the Year Ended December 31, 2006

(dollars in millions, except per share amounts)

	Historical	Pro Forma Adjustments		Pro Forma

Net Sales	$655.2	$—		$655.2
Cost of products sold	571.1	3.4	(b)	574.5

Gross Profit (Loss)	84.1	(3.4)		80.7

Selling expense	22.7	—		22.7
Research expense	7.3	—		7.3
General expense	27.7	1.2	(b)	28.9
Total nonmanufacturing expenses	57.7	1.2		58.9

Restructuring expense	21.1	—		21.1

Operating Profit (Loss)	5.3	(4.6)		0.7

Interest expense	5.5	1.6	(d)	7.1
Other expense, net	(0.5)	—		(0.5)

Loss Before Income Taxes, Minority Interest and Loss from Equity Affiliates	(0.7)	(6.2)		(6.9)

Benefit for income taxes	(4.2)	(2.2	) (c) (i)	(6.4)
Minority interest in earnings of subsidiaries	4.1	(4.1	) (g)	—
Loss from equity affiliates	0.2	—		0.2

Net Income (Loss)	$(0.8)	$0.1		$(0.7)

Net Loss Per Share:

Basic	$(0.05)			$(0.05)

Diluted	$(0.05)			$(0.05)

The accompanying notes are an integral part of these pro forma consolidated financial statements.

Schweitzer-Mauduit International, Inc.

Unaudited Pro Forma Consolidated Balance Sheet

As of December 31, 2006

(dollars in millions)

	Historical	Pro Forma Adjustments		Pro Forma
	(Restated) (1)
ASSETS

Current Assets
Cash and cash equivalents	$13.7	$2.7	(d) (e)	$16.4
Accounts receivable	88.9	—		88.9
Inventories	119.2	—		119.2
Other current assets	14.3	—		14.3
Total Current Assets	236.1	2.7		238.8

Gross Property, Plant and Equipment	823.1	25.9	(a)	849.0
Less: Accumulated Depreciation	(406.3)	(2.6	) (b)	(408.9)
Property, Plant and Equipment, Net	416.8	23.3		440.1
Other Assets	44.2	13.2	(a) (b) (c)	57.4

Total Assets	$697.1	$39.2		$736.3

Current Liabilities
Current debt	$17.1	$—		$17.1
Accounts payable	62.5	—		62.5
Accrued expenses	82.4	—		82.4
Current deferred revenue	6.0	—		6.0
Total Current Liabilities	168.0	—		168.0

Long-Term Debt	80.2	46.2	(d)	126.4
Pension and Other Postretirement Benefits	54.2	—		54.2
Deferred Income Tax Liabilities	29.0	8.8	(a) (c) (i)	37.8
Deferred Revenue	24.1	—		24.1
Other Liabilities	23.0	—		23.0
Total Liabilities	378.5	55.0		433.5

Minority Interest	15.6	(15.6	) (g)	—

Stockholders’ Equity:
Preferred stock	—			—
Common stock	1.6	—		1.6
Additional paid-in-capital	63.3	—		63.3
Common stock in treasury, at cost	(11.4)	—		(11.4)
Retained earnings	270.6	0.1		270.7
Accumulated other comprehensive loss, net of tax	(21.1)	(0.3	) (f) (h)	(21.4)

Total Stockholders’ Equity	303.0	(0.2)		302.8

Total Liabilities and Stockholders’ Equity	$697.1	$39.2		$736.3

(1)          During the first quarter of 2007, the Company restated its December 31, 2006 balance sheet for an immaterial adjustment originating in 2003, which involved the French profit sharing liability on its 2003 consolidated financial statements. See the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 for more information regarding this restatement.

The accompanying notes are an integral part of these pro forma consolidated financial statements.

Schweitzer-Mauduit International, Inc.

Unaudited Pro Forma Consolidated Statement of Income

For the Nine Month Period Ended September 30, 2007

(dollars in millions, except per share amounts)

	Historical	Pro Forma Adjustments		Pro Forma

Net Sales	$526.3	$—		$526.3
Cost of products sold	441.6	2.0	(b)	443.6

Gross Profit (Loss)	84.7	(2.0)		82.7

Selling expense	16.3	—		16.3
Research expense	5.9	—		5.9
General expense	26.1	1.0	(b)	27.1
Total nonmanufacturing expenses	48.3	1.0		49.3

Restructuring expense	24.3	—		24.3

Operating Profit (Loss)	12.1	(3.0)		9.1

Interest expense	4.4	1.6	(d)	6.0
Other expense, net	(0.1)	—		(0.1)

Income (Loss) Before Income Taxes, Minority Interest and Loss from Equity Affiliates	7.6	(4.6)		3.0

Provision (benefit) for income taxes	0.5	(1.5	) (c) (i)	(1.0)
Minority interest in earnings of subsidiaries	6.0	(6.0	) (g)	—
Loss from equity affiliates	0.2	—		0.2

Net Income	$0.9	$2.9		$3.8

Net Income Per Share:

Basic	$0.06			$0.24

Diluted	$0.06			$0.24

The accompanying notes are an integral part of these pro forma consolidated financial statements.

Schweitzer-Mauduit International, Inc.

Unaudited Pro Forma Consolidated Balance Sheet

As of September 30, 2007

(dollars in millions)

	Historical	Pro Forma Adjustments		Pro Forma
ASSETS

Current Assets
Cash and cash equivalents	$8.6	$1.8	(d) (e)	$10.4
Accounts receivable	99.2	—		99.2
Inventories	126.1	—		126.1
Other current assets	12.9	—		12.9
Total Current Assets	246.8	1.8		248.6

Gross Property, Plant and Equipment	900.4	27.9	(a)	928.3
Less: Accumulated Depreciation	(465.8)	(4.9	) (b)	(470.7)
Property, Plant and Equipment, net	434.6	23.0		457.6
Other Assets	67.3	13.2	(a) (b) (c)	80.5

Total Assets	$748.7	$38.0		$786.7

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Current debt	$11.7	$—		$11.7
Accounts payable	70.4	—		70.4
Accrued expenses	111.9	—		111.9
Current deferred revenue	6.0	—		6.0
Total Current Liabilities	200.0	—		200.0

Long-Term Debt	80.9	49.8	(d)	130.7
Pension and Other Postretirement Benefits	49.5	—		49.5
Deferred Income Tax Liabilities	27.3	8.6	(a) (c) (i)	35.9
Deferred Revenue	19.4	—		19.4
Other Liabilities	25.6	—		25.6
Total Liabilities	402.7	58.4		461.1

Minority Interest	23.2	(23.2	) (g)	—

Stockholders’ Equity:
Preferred stock	—	—		—
Common stock	1.6	—		1.6
Additional paid-in-capital	63.7	—		63.7
Common stock in treasury	(10.5)	—		(10.5)
Retained earnings	264.4	3.0		267.4
Accumulated other comprehensive income (loss), net of tax	3.6	(0.2	) (f) (h)	3.4

Total Stockholders’ Equity	322.8	2.8		325.6

Total Liabilities and Stockholders’ Equity	$748.7	$38.0		$786.7

The accompanying notes are an integral part of these pro forma consolidated financial statements.

Schweitzer-Mauduit International, Inc.

Notes to Unaudited Pro Forma Consolidated Financial Statements

Note 1.  Description of Transaction and Basis of Presentation

On January 30, 2008, 2 of the Company’s French subsidiaries completed the acquisition of the 28 percent of LTR Industries, S.A., or LTRI, that the Company did not already own. Through its subsidiaries, the Company now owns 100 percent of the outstanding shares of LTRI.

LTRI’s operating results have been included in the Company’s consolidated financial reports since its inception. The 28 percent minority interest has been reported in the Company’s consolidated financial statements as Minority Interest throughout those financial statements.

For purposes of preparing these Unaudited Pro Forma Consolidated Financial Statements, the acquisition of the minority interest in LTRI was assumed to have occurred on January 1, 2006, the beginning of the earliest period presented, and it was assumed that LTRI continued to separately file its own income tax returns.

These Unaudited Pro Forma Financial Statements are presented for illustrative purposes only and are not necessarily indicative of future operating results or financial position. These Unaudited Pro Forma Financial Statements should be read in conjunction with the historical consolidated financial statements and accompanying notes included in the Company’s previous SEC filings.

Note 2.  Pro Forma Purchase Price Allocation and Pro Forma Adjustments

The actual purchase price of 35 million euros (US$ amounts presented are based on a prevailing currency exchange rate at January 1, 2006) for the 28 percent minority interest in LTRI was allocated as follows (amounts in millions):

			Estimated Remaining
	Euros	US$	Useful Lives
Net Book Value of
Minority Interest in Net Assets	11.7	$13.8
Inventories	0.7	0.9
Depreciable Property, Plant & Equipment	19.6	23.2	10 years
Amortizable Intangible Assets	3.0	3.5	3 years
Goodwill	8.0	9.5
Deferred income Tax liability	(8.0)	(9.5)

Purchase Price	35.0	$41.4

The above purchase price allocation is not indicative of what such allocation will be upon the actual acquisition in January 2008. The above purchase price allocation was based on management’s estimates of fair values as of January 1, 2006.

For purposes of preparing the Unaudited Pro Forma Consolidated Financial Statements, the following Pro Forma Adjustments were made:

(a)           To record the assumed allocation (detailed above) to increase the 28 percent minority interest basis in the assets and liabilities to estimated fair value.

(b)          The depreciable property, plant and equipment are depreciated, and amortizable assets amortized, using the straight-line method over their respective estimated remaining useful lives. For purposes of these pro forma financial statements, depreciation of property, plant and equipment was assumed to be charged to cost of sales in the income statement, while amortization of intangible assets was assumed to be charged to general expense in the income statement. The purchase price allocated to inventories was charged to cost of sales during the year ended December 31, 2006.

(c)           The allocations to depreciable property, plant and equipment and amortizable intangible assets and subsequent expensing of these allocations are assumed to be not deductible for French income tax purposes and therefore resulted in temporary differences, giving rise to deferred income tax liabilities. Upon recording of the deferred income tax liability, the assumed offset was Goodwill, which is not amortizable for financial reporting purposes and not deductible for French income tax purposes.

Schweitzer-Mauduit International, Inc.

Notes to Unaudited Pro Forma Consolidated Financial Statements (Continued)

(d)          To record debt, assumed the entire purchase price was incrementally borrowed and not repaid during the periods presented. Interest expense was estimated based on prevailing interest rates available to the Company during the periods presented. Interest was assumed to have been paid in the period incurred. The current tax benefit related to the interest deduction was assumed to have been received during the period incurred. As a result, these interest and current tax adjustments affected Cash and Cash Equivalents in the Unaudited Pro Forma Consolidated Balance Sheets.

(e)           A cash dividend was paid to the minority owner in 2006 of $3.7 million, which cash has been added back to the pro forma consolidated balance sheets.

(f)             A minimum pension liability adjustment was made in 2006, a 28 percent share of which had been attributed to the minority interest balance, which has been adjusted to reflect 100 percent in the Company’s consolidated stockholders’ equity.

(g)          Reversal of the minority interest balance from the pro forma consolidated financial statements reflecting 100 percent ownership of LTRI beginning January 1, 2006.

(h)          Changes in currency exchange rates impacting translation of local currency amounts of the above pro forma adjustments result in changes in unrealized translation adjustments.

(i)              Deferred income tax provision and liabilities were adjusted to reflect 100 percent ownership of LTRI. These adjustments include 1) deferred income taxes associated with taxation of LTRI dividends in the tax return of Schweitzer-Mauduit Industries S.A., where only 95 percent of dividend income is excluded from its taxable income, and 2) deferred income taxes associated with future U.S. income tax consequences of undistributed earnings of LTRI, since for purposes of deferred income tax accounting the Company does not consider LTRI’s earnings to be permanently reinvested.